                                                                   Exhibit 99.1

          AT&T CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                               Dollars in millions
                           (except per share amounts)

                                                                                      For the three months ended
                                                             3/31/00        6/30/00         9/30/00         12/31/00       3/31/01
                                                             --------       -------         --------         --------      --------
Revenue                                                      $13,703        $13,744         $14,176          $13,910       $13,551
Operating Expenses
Access and other connection                                    3,506          3,527           3,147            2,960         3,151
Costs of services and products                                 2,958          3,009           3,282            3,546         3,572
Selling, general and administrative                            2,548          2,357           2,461            2,386         2,794
Depreciation and other amortization                            1,270          1,366           1,568            1,720         1,702
Amortization of goodwill, franchise costs and
    other purchased intangibles                                  301            345             787            1,232           710
Net restructuring and other charges                              773             --              24            6,232           808
Total operating expenses                                      11,356         10,604          11,269           18,076        12,737
Operating income (loss)                                        2,347          3,140           2,907           (4,166)          814
Other income (expense)                                           647            346             365             (208)         (783)
Interest expense                                                 536            568             896              964           879
Income (loss) from continuing operations before
    income taxes, minority interest and earnings
    (losses) from equity investments and cumulative
    effect of accounting change                                2,458          2,918           2,376           (5,338)        (848)
Provision for income taxes                                       499          1,094             939              752          218
Minority interest income (expense)                               (46)           (46)            103            4,092          640
Equity earnings (losses) from Liberty Media Group                942            267           1,756           (1,477)        (697)
Net (losses) gains from other equity                            (205)          (188)           (222)              27          (57)
investments
Income (loss) from continuing operations                       2,650          1,857           3,074           (3,448)      (1,180)
Income (loss) from discontinued
  operations (net of income taxes)                                33            177              (2)             328          (68)
Cumulative effect of accounting change (net of tax)               --             --              --               --          904
Net income (loss)                                            $ 2,683        $ 2,034         $ 3,072          $(3,120)     $  (344)
Dividend requirements of preferred stock                          --             --              --               --          181
Net income (loss) available to common shareowners            $ 2,683        $ 2,034         $ 3,072          $(3,120)     $  (525)

AT&T Common Stock Group--per basic share:
Income (loss) from continuing operations                     $  0.54         $ 0.49         $  0.35          $ (0.52)     $ (0.17)
Income (loss) from discontinued operations                      0.01           0.05              --             0.07        (0.02)
Cumulative effect of accounting change                            --             --              --               --         0.09
AT&T Common Stock Group earnings (loss)                      $  0.55         $ 0.54         $  0.35          $ (0.45)     $ (0.10)

AT&T Common Stock Group--per diluted share:
Income (loss) from continuing operations                     $  0.53         $ 0.48         $  0.35          $ (0.52)     $ (0.17)
Income (loss) from discontinued operations                      0.01           0.05              --             0.07        (0.02)
Cumulative effect of accounting change                            --             --              --               --         0.09
AT&T Common Stock Group earnings (loss)                      $  0.54         $ 0.53         $  0.35          $ (0.45)     $ (0.10)

AT&T Wireless Group--per basic and diluted share:
Earnings (loss) from discontinued operations                 $    --         $ 0.06         $ (0.01)         $  0.16      $ (0.02)

Liberty Media Group -- per basic and diluted share:
Income (loss) - before cumulative effect of
   accounting change                                         $  0.37          $0.10         $  0.68          $ (0.57)     $ (0.27)
Cumulative effect of accounting change                            --             --              --               --         0.21
Liberty Media Group (loss) earnings                          $  0.37         $ 0.10         $  0.68          $ (0.57)     $ (0.06)

b. The reflection of AT&T Wireless as a discontinued operation in AT&T's financial statements did not impact the Consumer, Business or Broadband segments. The Corporate and Other Group, which reflects the consolidated results of Excite@Home, pure corporate staff functions and the elimination of transactions between segments was impacted. The following summarizes the restated Corporate and Other results:

                          1Q00            2Q00           3Q00            4Q00
                       --------        --------       --------        --------
    EBIT                  (470)             67            106          (2,982)
    EBITDA                (326)            213            338          (2,607)




c. Earnings per share on a diluted basis from continuing operations, excluding other income (expense), equity earnings (losses), asset impairment charges, and the effects of the Wireless exchange offer restated to reflect AT&T Wireless as a discontinued operation were $0.34, $0.47. $0.35, $0.23, $0.05 for the quarters ended March 31, 2000, June 30,
      2000, September 30, 2000, December 31, 2000 and March 31, 2001,
      respectively.